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                                             EXHIBIT (24)

                        POWER OF ATTORNEY
                        -----------------

   Each of the undersigned directors of The Narragansett Electric Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Patricia M. Needham, and Robert
  K. Wulff, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1996, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
  Dated this 25th day of March, 1997.

  s/Joan T. Bok                      s/Joseph J. Kirby
  _________________________          _________________________
  Joan T. Bok                        Joseph J. Kirby

  s/Stephen A. Cardi                 s/Robert L. McCabe
  _________________________          _________________________
  Stephen A. Cardi                   Robert L. McCabe

  s/Richard W. Frost
  _________________________          _________________________
  Richard W. Frost                   John W. Rowe

  s/Frances H. Gammell
  _________________________          _________________________
  Frances H. Gammell                 Richard P. Sergel

                                     s/William E. Trueheart
                                     _________________________

                                     William E. Trueheart